UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2005

DEVELOPERS DIVERSIFIED REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance sheet Arrangement of a Registrant
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-4.1 Secured Term Loan Agreement Dated as of 6/29/05
EX-4.2 First Amendment, Dated June 28, 2005

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2005, the Company entered into a secured term loan agreement (“Secured Term Loan”) with Key Bank Capital Markets and Banc of America Securities LLC, as joint lead arrangers and certain other lenders set forth therein (collectively, the “Lenders”). The Secured Term Loan matures in June 2008 with two one-year extensions. The interest rate is LIBOR plus a spread based on grid pricing determined by the Company’s corporate credit ratings from S&P and Moodys’. At the time of closing, the borrowing rate was 0.85% over LIBOR. The Secured Term Loan is secured by, among other collateral, the equity component of entities and/or assets that are currently encumbered by a first mortgage loan. Initially, the amount of the Term Loan is $220 million, with an accordion feature that allows for the future increase of the Term Loan to $400 million. Payments will be made under the Secured Term Loan on a monthly basis and amounts outstanding may become immediately due and payable in the event of default, which includes a payment default, breach of a covenant, bankruptcy filing or a default under the Primary Facility (as defined below).

The Company also has a $1.25 billion credit facility with JPMorgan Securities, Inc. and Banc of America Securities LLC, as joint lead arrangers (the “Primary Facility”), which matures in May 2008, and Key Bank Capital Markets and Bank of America Securities LLC have served as underwriters of the Company’s debt securities.

A copy of the Secured Term Loan is filed as Exhibit 4.1 hereto.

On June 28, 2005, the Company amended the Primary Facility to modify certain covenants.

A copy of the amendment is filed as Exhibit 4.2 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance sheet Arrangement of a Registrant

As discussed in Item 1.01 above, the Company entered into a Secured Term Loan with the Lenders. The information regarding the Secured Term Loan set forth under Item 1.01 is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibits

(4.1) Secured Term Loan Agreement dated as of June 29, 2005 between the Company and Key Bank Capital Markets and Banc of America Securities LLC, as joint lead arrangers and the other lenders named therein.

(4.2) First Amendment, dated June 28, 2005 to the Sixth Amended and Restated Credit Agreement dated March 30, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation

(Registrant)

Date July 5, 2005

/s/ William H. Schafer

William H. Schafer
Senior Vice President and Chief Financial Officer

Exhibit Index

(4.1)	Secured Term Loan Agreement dated as of June 29, 2005 between the Company and Key Bank Capital Markets and Banc of America Securities LLC, as joint lead arrangers and the other lenders named therein.

(4.2)	First Amendment, dated June 28, 2005, to the Sixth Amended and Restated Credit Agreement dated March 30, 2005.